NUMBER                                                                   SHARES


                   INCORPORATED UNDER THE LAWS OF THE STATE OF COLORADO

                               UPTOWN RESTAURANT GROUP, INC.
 The Corporation is authorized to issue 50,000,000 Common Shares - No Par Value


This Certifies that _______________ is the owner of _______ fully paid and non-assessable Shares of the above Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the Corporation.

Dated:


Secretary/Treasurer                                                   President
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The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations. Additional abbreviations may also be used though not in the list.

TEN COM - as tenants in common
UNIF GIFT MIN ACT - custodian (Minor)
TEN ENT - as tenants by the entireties
JT TEN - as joint tenants with right of survivorship and not as tenants in common

                                        Please insert Social Security Number or
                                        other Identifying Number of Assignee

For value received, the undersigned hereby sells, assigns and transfers unto

                         PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE


                                                                   Shares
represented by the within Certificate, and hereby irrevocably constitutes and appoints _____ Attorney to transfer the said shares on the books of the within-named Corporation with full power of substitution in the premises.

Dated
                         NOTICE: The signature to this assignment must
correspond with the name as written upon the face of the certificate in every particular without alteration or enlargement, or any change whatsoever.

     In presence of